Exhibit 99.2

Merrill Lynch Investment Managers

Business Condensed Financial Statements

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

CONDENSED COMBINED STATEMENTS OF EARNINGS

Unaudited

	Three Months Ended
(dollars in millions)	June 30, 2006	July 1, 2005
Revenues
Asset management and portfolio service fees	$522	$367
Commissions	29	25
Other revenues	67	11
Net interest income	12	2

Total Net Revenues	630	405

Expenses
Compensation and benefits	224	182
Communications and technology	23	31
Brokerage, clearing, and exchange fees	34	26
Occupancy and related depreciation	15	15
Advertising and market development	12	19
Professional fees	7	5
Minority interest	51	2
Other	24	4

Total Expenses	390	284

Earnings Before Income Taxes	240	121
Income tax expense	86	44

Net Earnings	$154	$77

See Notes to Condensed Combined Financial Statements.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

CONDENSED COMBINED STATEMENTS OF EARNINGS

Unaudited

	Six Months Ended
(dollars in millions)	June 30, 2006	July 1, 2005
Revenues
Asset management and portfolio service fees	$1,014	$737
Commissions	61	53
Other revenues	99	31
Net interest income (expense)	26	(3)

Total Net Revenues	1,200	818

Expenses
Compensation and benefits	558	359
Communications and technology	53	62
Brokerage, clearing, and exchange fees	64	51
Occupancy and related depreciation	30	28
Advertising and market development	30	32
Professional fees	14	13
Minority interest	59	7
Other	39	18

Total Expenses	847	570

Earnings Before Income Taxes	353	248
Income tax expense	121	90

Net Earnings	$232	$158

See Notes to Condensed Combined Financial Statements.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

CONDENSED COMBINED STATEMENTS OF NET ASSETS

Unaudited

(dollars in millions)	June 30, 2006	December 30, 2005*
Assets
Cash and cash equivalents	$681	$293
Investment securities	1,526	840
Receivables from affiliates	4,122	3,558
Customer receivables	1,250	856
Other receivables	873	949
Separate account assets	4,134	4,300
Equipment and facilities (net of accumulated depreciation and amortization of $215 million at June 30, 2006 and $239 million at December 30, 2005)	90	91
Goodwill and other intangible assets (net of accumulated amortization of $787 million at June 30, 2006 and $734 million at December 30, 2005)	4,738	4,424
Other assets	211	264

Total Assets	17,625	15,575

Liabilities
Customer payables	900	484
Payables to affiliates	4,358	3,740
Other payables	2,293	1,489
Minority interest	783	240
Separate account liabilities	4,134	4,300

Total Liabilities	12,468	10,253

Net Assets	$5,157	$5,322

See Notes to Condensed Combined Financial Statements.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

CONDENSED COMBINED STATEMENTS OF CHANGES IN NET ASSETS

Unaudited

	Six Months Ended
(dollars in millions)	June 30, 2006	July 1, 2005
Net Assets, beginning of period	$5,322	$6,048
Net earnings	232	158
Other comprehensive income (loss)	352	(366)
Change in ML & Co. asset and liability allocations	(749)	88

Net Assets, end of period	$5,157	$5,928

See Notes to Condensed Combined Financial Statements.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

CONDENSED COMBINED STATEMENTS OF CASH FLOWS

Unaudited

	Six Months Ended
(dollars in millions)	June 30, 2006	July 1, 2005
Cash Flows from Operating Activities
Net Earnings	$232	$158
Noncash items included in earnings:
Depreciation and amortization	7	8
Stock compensation expense	140	22
Deferred taxes	46	58
Other	7	(1)
Changes in operating assets and liabilities:
Customer and other receivables	(318)	241
Customer and other payables	2,241	(156)
Net receivables from/payables to affiliates, including ML & Co. asset and liability allocations	(1,333)	(283)
Other, net	(45)	5

Cash Provided by (used for) operating activities	977	52

Cash Flows from Investing Activities
Proceeds from (payments for):
Sales of available-for-sale securities	94	55
Purchases of available-for-sale securities	(158)	(192)
Maturities of held-to-maturity securities	—	8
Purchases/disposals of equipment and facilities, net	(6)	42
Other investments and other assets	(519)	63

Cash Provided by (used for) Investing Activities	(589)	(24)

Cash Flows from Financing Activities
Cash Used for financing activities	—	—

Increase (Decrease) in Cash and Cash Equivalents	388	28

Cash and Cash Equivalents, beginning of period	293	372

Cash and Cash Equivalents, end of period	$681	$400

Supplemental Disclosures
Cash paid for:
Income taxes	$7	$3

See Notes to Condensed Combined Financial Statements.

Table of Contents

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 Summary of Significant Accounting Policies

Basis of Presentation

The accompanying Condensed Combined Financial Statements of Merrill Lynch Investment Managers Business represent the financial position, results of operations and cash flows of Merrill Lynch & Co., Inc.’s (“ML & Co.”) global investment management business (“MLIM”), which were previously presented as the MLIM business segment in the ML & Co. consolidated financial statements.

The Condensed Combined Financial Statements have been prepared as if MLIM had been a stand-alone operation, although they are not necessarily representative of results had MLIM actually operated as a stand-alone operation. For mixed use or shared entities, that is entities that conduct businesses in multiple segments, the balances were derived using cost centers which are associated with the MLIM business. The Condensed Combined Financial Statements reflect allocations of corporate asset, liability, revenue and other account balances from ML & Co., which may be different from comparable amounts that would have been incurred had MLIM operated as a stand-alone business. Such allocations are reflected as the change in ML & Co. asset and liability allocations in the accompanying Condensed Combined Statement of Changes in Net Assets. The primary components of the net asset allocations are deferred taxes, certain customer receivable balances and the ML & Co. liquidity portfolio and its related funding liabilities. The majority of MLIM’s allocated revenues are related to corporate interest allocations, which are based on balance sheet and capital usage. Interest allocations are based on a Merrill Lynch internal funding model that treats ML & Co. Treasury as an internal bank. Business unit assets are presumed to be financed by Treasury, with interest expense being imputed on all funds borrowed and business unit liabilities are presumed to be loaned to Treasury, with interest income imputed on all funds loaned to Treasury. The resulting net of these two amounts for MLIM is included in net interest income on the Condensed Combined Statements of Earnings. Allocations of corporate expenses that are not directly paid by or contracted for ML & Co.’s segments are made based on a blended allocation rate that was derived based on headcount, square footage and certain other criteria, including an estimate of time spent by corporate personnel on MLIM-related matters. Management of ML & Co. believes that the allocation methods used are reasonable and result in accurate financial statements for the MLIM segment.

The primary driver of the changes in ML & Co. asset and liability allocations as disclosed in the Combined Statements of Changes in Net Assets for June 30, 2006 is driven by increases in allocated deferred taxes and net customer payables.

Management fees are recorded net of certain distribution fees of $137 million and $55 million for the quarters ended June 30, 2006 and July 1, 2005, respectively, paid to third parties pursuant to distribution arrangements. For the six months ended June 30, 2006 and July 1, 2005 these fees were $250 million and $109 million respectively. Management fees are also recorded net of fee sharing arrangements MLIM has with affiliates. The fees paid to affiliates under such arrangements were $74 million and $76 million for the quarters ended June 30, 2006 and July 1, 2005, respectively. Year to date fees paid to affiliates were $146 million and $155 million for the six months ended June 30, 2006 and July 1, 2005, respectively.

The Condensed Combined Financial Statements are presented in U.S. dollars. The use of the term parent in these combined financial statements is defined as the immediate parent company to the legal entity included in MLIM. Significant intercompany transactions and balances within MLIM have been eliminated.

The preparation of condensed combined interim financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

liabilities at the date of the combined interim financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Certain financial information that is normally included in annual financial statements, including certain financial statement footnotes, prepared in accordance with GAAP, is not required for interim reporting purposes and has been condensed or omitted herein. These condensed combined interim financial statements should be read in conjunction with MLIM’s condensed combined financial statements and notes related thereto for the year ended December 30, 2005.

The interim financial data as of June 30, 2006 and for the three and six months ended June 30, 2006 and July 1, 2005 is unaudited. However, in the opinion of management, the interim data includes all adjustments, consisting of normal recurring accruals necessary for a fair statement of MLIM’s results for the interim periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

New Accounting Pronouncements

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 will be effective for MLIM beginning in the first quarter of 2007. MLIM is currently evaluating the impact of adopting the Interpretation.

In April 2006, the FASB issued a FASB Staff Position FIN 46(R)-6, Determining the Variability to be Considered in Applying FIN 46R (the “FSP”). The FSP requires that the variability to be included when applying FIN 46R be based on a “by-design” approach and should consider what risks the variable interest entity was designed to create. The FSP is effective beginning in the third quarter of 2006 for all new entities with which ML & Co. becomes involved, and to all entities previously required to be analyzed under FIN 46R when a reconsideration event occurs as defined under paragraph 7 of the Interpretation. MLIM does not expect the adoption of the FSP to have a material impact on the Condensed Consolidated Financial Statements.

In March 2006, the FASB issued Statement No. 156, Accounting for Servicing of Financial Assets (“SFAS No. 156”). SFAS No. 156 amends Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, to require all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable. SFAS No. 156 also permits servicers to subsequently measure each separate class of servicing assets and liabilities at fair value rather than at the lower of cost or market. For those companies that elect to measure their servicing assets and liabilities at fair value, SFAS No. 156 requires the difference between the carrying value and fair value at the date of adoption to be recognized as a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year in which the election is made. MLIM will adopt SFAS No. 156 beginning in the first quarter of 2007 and does not expect SFAS No. 156 to have a material impact on the Condensed Consolidated Financial Statements.

Effective for the first quarter of 2006, MLIM adopted the provisions of SFAS No. 123 (revised 2004), Share-Based Payment, a revision of SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123R”). Under emerging guidance on SFAS No. 123R, MLIM is now required to recognize the total expense for stock-based compensation awards granted to retirement-eligible employees by the date of grant rather than over the applicable non-compete period. Thus, the total expense for the stock-based compensation awards for the 2005 performance year granted to retirement-eligible employees in January 2006 is being recognized in the first quarter of 2006.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

In addition, beginning with performance year 2006, for which ML & Co. expects to grant stock awards in early 2007, MLIM will accrue the expense for future awards granted to retirement eligible-employees over the award performance year instead of recognizing the entire expense related to the grant on the grant date. Furthermore, effective June 30, 2006, the terms of most outstanding stock awards previously granted to employees, including certain executive officers, were modified by ML & Co. to permit employees to be immediately eligible for retirement with respect to those earlier awards. Under SFAS No. 123R, this modification requires MLIM to record additional one-time compensation expense in the first quarter of 2006 for the remaining unamortized amount of all awards to employees who had not previously been retirement-eligible under the original provisions of the awards. The combined adoption of SFAS No. 123R and the policy modifications to previous awards resulted in a one-time, non-cash expenses of approximately $109 million pre-tax ($66 million after-tax) in the first quarter of 2006.

In February 2006, the Financial Accounting Standards Board issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments (“FAS 155”). This statement amends FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities. FAS 155 primarily relates to accounting for derivative financial instruments involved in hedging activities. FAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The implementation of FAS 155 is not expected to have a material impact on MLIM’s financial statements.

NOTE 2 Pending Merger Transaction

On February 15, 2006, ML & Co. announced that it had signed a definitive agreement under which it would combine MLIM with BlackRock, Inc. (“BlackRock”) in exchange for a 49.8% interest in the combined firm, including a 45% voting interest. This transaction is expected to close during the third quarter of 2006.

NOTE 3 Related Party Transactions

MLIM engages in transactions with its subsidiaries that are characteristic of a combined group under common control. MLIM has related party balances with ML & Co. and certain of its subsidiaries and affiliates arising from excess cash balances held at ML & Co., and accounts receivable and payable relating to charges for operational support. In addition, ML & Co. and certain of its subsidiaries provide accounting services, payroll, internal auditing, benefit management and administration, property management and information technology services to MLIM. Amounts charged for operational support represent an allocation of costs. Such charges amounted to $17 million and $16 million for the three months ended June 30, 2006 and July 1, 2005, respectively. These charges amounted to $33 million and $19 million for the six months ended June 30, 2006 and July 1, 2005, respectively.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

NOTE 4 Investment Securities

Investment securities reported on the Condensed Combined Statements of Net Assets at June 30, 2006 and December 30, 2005 are as follows:

(dollars in millions)	June 30, 2006	Dec. 30, 2005
Investment securities
Available-for-sale	$344	$226
Trading	61	63
Held-to-maturity	—	1
Non-qualifying	1,121	550

Total	$1,526	$840

NOTE 5 Variable Interest Entities

The following table summarizes MLIM’s involvement with the Variable Interest Entity (“VIEs”) in which MLIM is the Primary Beneficiary as of June 30, 2006 and December 30, 2005. MLIM is the sponsor and guarantor of VIEs that provide a guarantee of principal to beneficial interest holders, thereby limiting investors’ losses generated from the assets. The guarantees are scheduled to come to term at various points on or before February 28, 2007. Investors in these VIEs have recourse to MLIM to the extent that the value of the assets held by the VIEs at maturity is less than the investors’ initial investment.

(dollars in millions)	Primary Beneficiary
Description	Total Asset Size(1)	Net Asset Size(2)	Recourse to ML & Co.(3)
June 30, 2006
Guaranteed and Other Funds	$161	$9	$153
December 30, 2005
Guaranteed and Other Funds	$163	$18	$151

(1)	This column reflects the total size of the assets held in the VIE.
(2)	This column reflects the size of the assets held in the VIE after accounting for intercompany eliminations and any statement of net assets netting of assets and liabilities as permitted by FIN 39.
(3)	This column reflects the extent, if any, to investors have recourse to ML & Co. beyond the assets held in the VIE.

NOTE 6 Separate Account Assets and Liabilities

Separate accounts assets and liabilities reported on the Condensed Combined Statements of Net Assets at June 30, 2006 and December 30, 2005 are as follows:

(dollars in millions)	June 30, 2006	Dec. 30, 2005
Separate Account Assets and Liabilities
Equity securities	$2,985	$3,188
Mutual funds	717	629
Debt securities	396	432
Other	36	51

Total	$4,134	$4,300

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

NOTE 7 Comprehensive Income (Loss)

Comprehensive income (loss) represents the sum of net earnings and other changes in net assets from non-owner sources. For the three months ended June 30, 2006 and July 1, 2005, MLIM’s comprehensive income (loss) is as follows:

	Six Months Ended
(dollars in millions)	June 30, 2006	July 1, 2005
Net Earnings	$232	$158
Other Comprehensive Income (Loss):
Foreign currency translation adjustment, net of tax	345	(366)
Unrealized gains (losses) on investment securities available-for-sale, net of tax	6	—
Minimum pension liability	1	—

Comprehensive Income (Loss)	$584	$(208)

NOTE 8 Commitments and Contingencies

Litigation

MLIM has been named as a defendant in various legal actions, including arbitrations, class actions, and other litigation arising in connection with its activities as a global diversified financial services institution. The general decline of equity securities prices between 2000 and 2003 resulted in increased legal actions against many firms, including MLIM.

Some of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. In some cases, the issuers that would otherwise be the primary defendants in such cases are bankrupt or otherwise in financial distress. MLIM is also involved in investigations and/or proceedings by governmental and self-regulatory agencies. The number of these investigations has also increased in recent years with regard to many industry participants, including MLIM.

MLIM believes it has strong defenses to, and where appropriate, will vigorously contest, many of these matters. Given the number of these matters, some are likely to result in adverse judgments, penalties, injunctions, fines, or other relief. MLIM may explore potential settlements before a case is taken through trial because of the uncertainty and risks inherent in the litigation process. In accordance with SFAS No. 5, Accounting for Contingencies, MLIM will accrue a liability when it is probable that a liability has been incurred and the amount of the loss can be reasonably estimated. In many lawsuits and arbitrations, including almost all of the class action lawsuits, it is not possible to determine whether a liability has been incurred or to estimate the ultimate or minimum amount of that liability until the case is close to resolution, in which case no accrual is made until that time. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases in which claimants seek substantial or indeterminate damages, MLIM cannot predict what the eventual loss or range of loss related to such matters will be. MLIM continues to assess these cases and believes, based on information available to it, that the resolution of these matters will not have a material adverse effect on the financial condition of MLIM as set forth in the Condensed Combined Financial Statements, but may be material to MLIM’s operating results or cash flows for any particular period.

MERRILL LYNCH INVESTMENT MANAGERS BUSINESS

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)—(Continued)

Commitments

In the normal course of business, MLIM enters into various contractual obligations that may require future cash payments. The accompanying table summarizes MLIM’s contractual obligations by remaining maturity at June 30, 2006.

	Commitment Expiration
(dollars in millions)	Total	Less than 1 year	1 to 3 years	3 to 5 years	Over 5 years
Purchasing and other commitments	$162	$18	$21	$21	$102

As of June 30, 2006, MLIM had an outstanding warehousing facility of up to $100 million for the ML PE Select Holding II LLC offering. A separate warehouse facility of up to $500 million at December 30, 2005 was eliminated due to the closing of the Diversified Private Equity Program III offering.